                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         PIMCO Floating Rate Income Fund
                      -------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            Massachusetts                             32-0087094
-----------------------------------------  -------------------------------------
 (State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

c/o PIMCO Advisors Fund Management LLC
1345 Avenue of the Americas
New York, New York                                      10105
-----------------------------------------        --------------------
(Address of Principal Executive Offices)             (Zip Code)

If this form relates to the              If this form relates to the
registration of a class of               registration of a class of
securities pursuant to Section 12(b)     securities pursuant to Section 12(g)
of the Exchange Act and is effective     of the Exchange Act and is effective
pursuant to General Instruction A.(c),   pursuant to General Instruction A.(d),
please check the following box: [X]      please check the following box:  [_]

Securities Act registration statement
file number pursuant to which this form relates:       333-106334
                                                   ----------------
                                                   (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:    Name of Each Exchange on Which Each
                                            Class is to be Registered:
Common Shares of Beneficial Interest With
Par Value $0.00001                          New York Stock Exchange
------------------------------------------ ------------------------

Securities to be registered pursuant to Section 12(g) of the Act:   None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Reference is hereby made to the section entitled "Description of Shares" in the Registration Statement on Form N-2 of PIMCO Floating Rate Income Fund, as filed with the Securities and Exchange Commission (the "Commission") on June 20, 2003 (Securities Act File No. 333-106334 and Investment Company Act File No. 811-21374) (the "Original Registration Statement").

Item 2.   EXHIBITS.

     Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

                                    SIGNATURE

     A copy of the Agreement and Declaration of Trust of PIMCO Floating Rate Income Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but binding only upon the assets and property of the Trust.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         PIMCO FLOATING RATE INCOME FUND

                         By:    /s/ Brian S. Shlissel
                                ---------------------
                         Name:  Brian S. Shlissel
                         Title: President and Chief Executive
                                Officer

Date:  August 21, 2003